Exhibit 10.8

SUBSCRIPTION AGREEMENT

TO: The Directors of FG Imperii Acquisition Corp. (the “Company”).

The undersigned hereby subscribes for 5,750,000 shares of Class B common stock (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $10,000 to the Company.

We agree to take the Shares subject to the amended and restated memorandum and articles of the Company and we authorize you to enter the following name and address in the stockholders ledger of the Company:

Name:	FG Imperii Investors LLC
Address:	Attn: Larry G. Swets Jr.
104 S Walnut St. Unit 1A Itasca, IL 60143
Email: hbaqar@sequoiafin.com

FG IMPERII INVETSORS LLC

Signed:	/s/ Larry G. Swets Jr.
Name:	Larry G. Swets Jr.
Title:	Manager
Dated:	September 16, 2025
Accepted:

FG IMPERII ACQUISITION CORP.

Signed:	/s/ Hassan Raza Baqar
Name:	Hassan Raza Baqar
Title:	Director
Dated:	September 16, 2025